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                                                                    Exhibit 23.1

                              CONSENT OF KPMG LLP

We consent to the incorporation by reference in this registration statement on Form S-8 of Whitman Corporation of our report dated January 25, 1999, relating to the consolidated balance sheets of Whitman Corporation and subsidiaries as of the end of fiscal years 1998 and 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the fiscal years 1998, 1997 and 1996 which report appears in the Whitman Corporation annual report on Form 10-K/A.


/s/ KPMG LLP

KPMG LLP


Chicago, Illinois
May 20, 1999